First Investors Management Company, Inc. 55 Broadway - 4th Floor New York, NY 10006 (212) 858-8000	First Investors A Foresters Company

  April 12, 2013

  VIA EDGAR

  Securities and Exchange Commission

  450 5th Street

  Judiciary Plaza

  Washington, D.C. 20549

  Gentlemen:

  In accordance with the provisions of Section 17(g) of the Investment Company Act of 1940 and Rule 17g-1 promulgated thereunder, enclosed are the following documents covering our Joint Fidelity Bond with the ICI Mutual Insurance Company. 1

    1. Copy of the Investment Company Blanket Bond (Fidelity Bond) from the ICI Mutual Insurance Company, covering the period January 12, 2013 to January 12, 2014.

    2. "Insurance Agreement Among Insureds" as required by Rule 17g-1(f).

    3. Copy of the Resolutions that were approved by all the Trustees at the Trustees' Meeting held on December 13, 2012, including a majority of those who are not "interested persons," regarding the amount, type, form and coverage of the Bond.

    4. Statement indicating the amount of the single insured bond which is required of each registered investment company as of September 30, 2012.

    5. Statement as to the period for which premiums have been paid.

    1 The ICI Mutual Joint Fidelity Bond provides $15,000,000 of our $20,000,000 of joint fidelity bond coverage.  A joint fidelity bond issued by St. Paul Travelers provides the first $5,000,000 of coverage.

    Securities and Exchange Commission

    -2-                                                     April 12, 2013

  These documents are being filed on behalf of:

  First Investors Equity Funds

          (Total Return, Equity Income, Growth & Income, Global, International Fund, Opportunity, Select Growth and Special Situations)

  First Investors Income Funds

          (Cash Management, Fund For Income, Government, Investment Grade, International Opportunities Bond and Strategic Income)

  First Investors Life Series Funds

  (Cash Management, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Opportunity, Select Growth, Special Situations, Target Maturity 2015 and Total Return)

  First Investors Tax Exempt Funds

  (Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia Fund)

  Very truly yours,

  /S/ Mary Carty

  Mary Carty

  Secretary

  First Investors Funds

  RESOLUTIONS - BOARD MEETING

  DECEMBER 13, 2012

  RESOLVED, that, with due consideration of all relevant factors including, but not limited to, the value of the aggregate assets of the funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the portfolios of each fund, it is the determination of the Trustees, including a majority of the Independent Trustees, that the renewals of the Joint Fidelity Bonds with Travelers and ICI Mutual, as presented to the Board, be and hereby are approved by the Board; and it was

  FURTHER RESOLVED, that, taking into consideration all relevant factors in relation to the Joint Fidelity Bonds, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bonds, the amount of the premiums for the Joint Fidelity Bonds, the ratable allocations of the premiums among all parties named as insureds, and the extent to which the share of the premiums allocated to each fund is less than the premium such fund would have to pay if it had provided and maintained a single fidelity bond, the portion of the premiums to be paid by each fund for the foregoing Joint Fidelity Bonds, as presented to the Board are hereby approved; and it was

  FURTHER RESOLVED, that the Officers of the Funds are hereby authorized to execute on behalf of the funds, the Joint Fidelity Bonds, the Joint D&O/E&O Policy, the IDL Policy as well as the Agreement among the jointly insured parties regarding the allocation of premiums for and the share of recovery from the Joint Fidelity Bonds as required by Rule 17g-1(f) under the 1940 Act; and it was

                  FURTHER RESOLVED, that FIMCO is hereby directed to:

      File with the SEC within 10 days after receipt of an executed copy of each Joint Fidelity Bond, or amendment thereof, (i) a copy of the Bond, (ii) a copy of each resolution of the Board, including a majority of Board members who are not "interested persons," approving the amount, type, form, coverage of each such Bond and the portion of the premium to be paid by each fund, (iii) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under a Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the funds and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

      File with the SEC, in writing, within five days after the making of a claim under a Joint Fidelity Bond by the fund, a statement of the nature and amount of claim thereof;
      File with the SEC, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under a Joint Fidelity Bond by the fund; and
      Notify by registered mail each member of the Board at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim under the bond by the fund at the time the filings required under clauses 2 and 3 above are made, and (iii) the filing and proposed terms of settlement of any claim under a Bond by any other named insured within five days of the receipt of a notice from the fidelity insurance company.

  INSURANCE AGREEMENT AMONG INSUREDS

  REQUIRED BY RULE 17g-1 (f)

  (ICI Mutual Insurance Company)

  First Investors Equity Funds (Total Return, Equity Income, Growth & Income, Global, Select Growth, Opportunity, Special Situations and International), First Investors Income Funds (Cash Management, Government, Investment Grade, International Opportunities Bond, Fund For Income and Strategic Income), First Investors Life Series Funds (Cash Management, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Opportunity, Select Growth, Special Situations, Target Maturity 2015 and Total Return), First Investors Tax-Exempt Funds (Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania and Virginia), all of which are registered management investment companies, together with First Investors Variable Annuity Fund A (Separate Account A), First Investors Life Level Premium Variable Life Insurance Separate Account B (Separate Account B), First Investors Life Variable Annuity Fund C (Separate Account C), First Investors Life Variable Annuity Fund D (Separate Account D), First Investors Separate Account E (Separate Account E), First Investors Corporation, First Investors Consolidated Corporation, First Investors Management Company, Inc., Administrative Data Management Corp., Profit Sharing Plan of First Investors Corporation and First Investors Corporation 401(k) Employee Savings Plan are named as insureds in a joint fidelity bond with the ICI Mutual Insurance Company. The Fidelity Bond with the ICI Mutual Insurance Company provides coverage for $15,000,000 for theft, misplacement and in transit losses. Pursuant to Rule 17g-1(f) of the Investment Company Act of 1940, each of the undersigned hereby agrees that in the event recovery is received under said bond as a result of a loss sustained by any one of the registered management investment companies and one or more of the other named insureds, each such registered management investment company shall

  INSURANCE AGREEMENT AMONG INSUREDS

  REQUIRED BY RULE 17g-1 (f) - CONTINUED

  (ICI Mutual Insurance Company)

  receive an equitable and proportionate share of the recovery, at least equal to the amount each would have received had single insured bonds, with minimum coverage as required by Rule 17g-1(f) of the Investment Company Act of 1940, been provided and maintained by each registered management investment company.

  First Investors Equity Funds

          (Total Return, Equity Income, Growth & Income, Global, Select Growth, Opportunity, Special Situations and International Fund)

  First Investors Income Funds

          (Cash Management, Government, Investment Grade, International Opportunities Bond, Fund For Income and Strategic Income)

  First Investors Life Series Funds

  (Cash Management, Equity Income, Fund For Income, Government, Growth & Income, International, Investment Grade, Opportunity, Select Growth, Special Situations, Target Maturity 2015, and Total Return)

  First Investors Tax Exempt Funds

  (Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia Fund)

  FIRST INVESTORS FUNDS

  ATTEST:

  /s/ Carol Lerner Brown                                                                                         BY: /s/ Derek Burke

  Carol Lerner Brown                                                                                                     Derek Burke

  Assistant Secretary                                                                                                     President

  FIRST INVESTORS SEPARATE ACCOUNTS

  ATTEST:

  /s/ Carol Lerner Brown                                                                                     BY: /s/ Carol E. Springsteen

  Carol Lerner Brown, Secretary                                                                             Carol E. Springsteen, President

  First Investors Life Insurance Company                                                               First Investors Life Insurance Company

  FIRST INVESTORS CONSOLIDATED CORPORATION

  ATTEST:

  /s/ Carol Lerner Brown                                                                                 BY: /s/ William M. Lipkus

  Carol Lerner Brown                                                                                             William M. Lipkus

  Assistant Secretary                                                                                             President

  FIRST INVESTORS MANAGEMENT COMPANY, INC.

  ADMINISTRATIVE DATA MANAGEMENT CORP.

  ATTEST:

  /s/ Carol Lerner Brown                                                                             BY: /s/ Derek Burke

  Carol Lerner Brown                                                                                         Derek Burke

  Secretary                                                                                                          President

  FIRST INVESTORS CORPORATION

  ATTEST:

  /s/ Carol Lerner Brown                                                                             BY: /s/ Larry Noyes

  Carol Lerner Brown                                                                                         Larry Noyes

  Assistant Secretary                                                                                         President

  As of January 12, 2013

  Dated this 11th day of April, 2013, in New York, NY

  ICI MUTUAL INSURANCE COMPANY

  STATEMENT AS TO THE PERIOD FOR WHICH

  PREMIUMS HAVE BEEN PAID

  The premiums for the Fidelity Bond for the ICI Mutual Insurance Company for the period January 12, 2013 to January 12, 2014 have been paid in full.

  ICI MUTUAL INSURANCE COMPANY

  JANUARY 12, 2013 - JANUARY 12, 2014

  STATEMENT SHOWING THE AMOUNT OF SINGLE

  INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

  COMPANY AS OF SEPTEMBER 30, 2012

  REGISTERED INVESTMENT COMPANY                                                                         BOND REQUIRED

                                                                                                                                                          (Thousands)

  First Investors Equity Funds                                                                                                             $2,300

                      First Investors Total Return Fund

                      First Investors Equity Income Fund

                      First Investors Growth & Income Fund

  First Investors Global Fund

  First Investors Select Growth Fund

                      First Investors Opportunity Fund

                      First Investors Special Situations Fund

                      First Investors International Fund

  First Investors Income Funds                                                                                                         $1,500

                      First Investors Cash Management Fund

                      First Investors Government Fund

                      First Investors Investment Grade Fund

                      First Investors Fund For Income

                      First Investors International Opportunities Bond Fund

                      First Investors Strategic Income Fund

  First Investors Tax Exempt Funds                                                                                                 $1,500

                      First Investors Tax Exempt Income Fund

                      First Investors Tax Exempt Opportunities Fund

                      First Investors California Tax Exempt Fund

                      First Investors Connecticut Tax Exempt Fund

                      First Investors Massachusetts Tax Exempt Fund

                      First Investors Michigan Tax Exempt Fund

                      First Investors Minnesota Tax Exempt Fund

                      First Investors New Jersey Tax Exempt Fund

                      First Investors New York Tax Exempt Fund

                      First Investors North Carolina Tax Exempt Fund

                      First Investors Ohio Tax Exempt Fund

                      First Investors Oregon Tax Exempt Fund

                      First Investors Pennsylvania Tax Exempt Fund

                      First Investors Virginia Tax Exempt Fund

  STATEMENT SHOWING THE AMOUNT OF SINGLE

  INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

  COMPANY AS OF SEPTEMBER 30, 2012 - Continued

  REGISTERED INVESTMENT COMPANY                                                                     BOND REQUIRED

                                                                                                                                                      (Thousands)

  First Investors Life Series Funds                                                                                                 $1,000

                      First Investors Cash Management Fund

                      First Investors Equity Income Fund

                      First Investors Fund For Income Fund

                      First Investors Government Fund

                      First Investors Growth & Income Fund

                      First Investors International Fund

                      First Investors Investment Grade Fund

                      First Investors Opportunity Fund

                      First Investors Select Growth Fund

                      First Investors Special Situations Fund

                      First Investors Target Maturity 2015 Fund

                      First Investors Total Return Fund

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